Exhibit 99.1

   RENT-WAY REPORTS PRELIMINARY UNAUDITED FISCAL 2004 FULL YEAR AND FOURTH QUARTER REVENUES

2 New Stores Opened in Quarter – 10 Additional Stores to Open in Next 90 Days

ERIE, Pa., October 1, 2004, PRNewswire — FirstCall/ — Rent-Way, Inc. (NYSE: RWY) today reported unaudited, preliminary, fiscal 2004 full year and fourth quarter core rental business (which exclude the company’s dPi Teleconnect unit) revenues of approximately $478.6 million and $115.5 million, respectively, both of which are within the range of the company’s previous revenue guidance. Same store core rental business revenues increased approximately 5.2% in the 2004 fiscal year and 3.4% for the 2004 fiscal fourth quarter versus the same quarter in fiscal 2003.

“I am pleased to report that we had the best fourth quarter in our history in terms of growth of agreements,” stated William E. Morgenstern, Rent-Way’s Chairman and CEO. “The growth and our revenue performance are all the more remarkable in that we achieved them in a quarter that saw four hurricanes impact our 67 stores in Florida. As to the effect of these unfortunate hurricanes on our business, based on our historical experience, we do not expect a substantial impact. At this time we have estimated a loss for property damage at our Florida stores between $250,000 and $500,000. In fact, only 8 of our stores were directly in the path of the most serious damage. Typically, in the wake of natural disasters, our customers struggle for a time to get their lives and financial affairs in order. Rental payments are therefore delayed and it takes a month or two to get our credit measurements back in line. Working with our customers through difficult times is what our people do best.” Morgenstern continued, “The success of our summer promotions has created tremendous momentum as we enter our new fiscal year. Our team delivered what we promised our stakeholders in 2004; return to profitability and strong same store comp growth.”

“During the summer we introduced a new Dell/IBM computer rental program, which was very successful. We also accelerated our new store opening schedule,” said William McDonnell, Rent-Way’s Chief Financial Officer. “We now have signed leases for about 14 new stores, 12 of which we expect to have open by Christmas. Higher straight line depreciation expense associated with the success of introducing Dell/IBM computers in our stores, expenses associated with accelerating our new store opening program, and to a lesser extent, the impact of the hurricanes on our Florida stores, will result in operating income in the quarter being slightly lower than our previous guidance. However, our operating income for the year should be well within the ranges we forecasted at the beginning of our fiscal year.” Mr. McDonnell continued, “Cash flows in the quarter continued strong and we can report that debt under our revolving bank credit agreement was reduced to zero during fourth quarter.”

Rent-Way expects to release audited results for the fiscal 2004 fourth quarter and full year in late November or early December.

About Rent-Way

Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 754 stores in 33 states.

Safe-Harbor Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words “project,” “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company’s expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company’s actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company’s ability to control its operating expenses and to realize operating efficiencies; (2) the company’s ability to develop, implement and maintain adequate and reliable internal accounting systems and controls; (3) the company’s ability to retain existing senior management and to attract additional management employees; (4) general economic and business conditions, including demand for the company’s products and services; (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction; (6) competition in the rental-purchase industry, including competition with traditional retailers; (7) the company’s ability to make principal and interest payments on its high level of outstanding debt; and (8) the company’s ability to open new stores and cause those new stores to operate profitably. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company’s filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.